SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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[X] Preliminary Information Statement        [ ] Confidential, For Use Of The
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                                                 By Rule 14c-5(d)(2))
[ ] Definitive Information
Statement


                          ANGELCITI ENTERTAINMENT, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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                          ANGELCITI ENTERTAINMENT, INC.
                          9000 Sheridan Street, Suite 7
                          Pembroke Pines, Florida 33024


                        PRELIMINARY INFORMATION STATEMENT
                               DATED JULY 30, 2004

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

         This Information Statement is furnished to the stockholders of AngelCiti Entertainment, Inc., a Nevada corporation (the "Company"), in connection with actions taken by our Board of Directors and the holders of a majority in interest of our voting capital stock ("Majority Stockholders") to
(i) adopt a Certificate of Amendment to our Articles of Incorporation (the "Amendment") to increase our authorized Common Stock from 200,000,000 to 300,000,000 effective as of November 11, 2003; and (ii) effect a 100-for-1 reverse stock split (the "Stock Split") of our Common Stock.

         The foregoing action on the Amendment was approved by the written consent of the Majority Stockholders, consisting of 9,613,904 shares of our outstanding Common Stock, par value $.00025 per share, and 14,000 shares of our Series A Preferred Stock having an aggregate of 280,000,000 votes, acting jointly with our Board of Directors, by written consent on November 11, 2003. As a result, the foregoing action was approved without the affirmative vote of any other shareholders of the Company. On or about November 11, 2003, the Company took corporate action in connection with the approved action to file the Amendment with the Secretary of State of Nevada. The Company did not file a
Schedule 14C Information Statement prior to taking the corporate action. This Information Statement is intended, in part, to cure the Company's filing deficiency with respect to the Amendment.

         The foregoing action on the Stock Split was approved by the written consent of the Majority Stockholders, consisting of 7,439,800 shares of our outstanding Common Stock, par value $0.00025 per share, and 20,000 shares of our Series A Preferred Stock having an aggregate of 400,000,000 votes, acting jointly with our Board of Directors, by written consent on July 26, 2004. As a result, the foregoing action was approved without the affirmative vote of any other shareholders of the Company. The corporate action for the Stock Split was taken on July 26, 2004, however, under federal securities laws, the Stock Split will not be effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Stock Split will be on or about August 19, 2004.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

         Each outstanding share of Common Stock and Preferred Stock as of record on the close of business on November 11, 2003 was entitled to notice of each matter to be voted upon pursuant to consents or authorizations. The Majority Stockholders as of that date held in excess of 50% of the Company's then issued and outstanding shares of Common Stock and voted in favor of the Amendment.

         Under Nevada corporate law, all the actions requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Amendment was required. Only the Company's shareholders of record at the close of business on November 11, 2003 were entitled to notice of the Amendment. The Company is providing notice of such Amendment to shareholders of a more current date, July 26, 2004.

         The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote on the Stock Split, was the close of business on July 26, 2004 (the "Record Date"). As of the Record Date, we had outstanding 282,096,931 shares of Common Stock and 20,000 shares of Series A Preferred Stock. Shares of our Common Stock are entitled to one vote per share, and shares of our Series A Preferred Stock are entitled to 20,000 votes for each share held.

         Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. All Series B Preferred shares outstanding are non-voting and currently held in escrow pending the repayment of a loan.

         The transfer agent for our common and preferred stock is Holladay Stock Transfer, Inc., 2939 N. 67th Place, Scottsdale, AZ 85251.

AMENDMENT TO THE ARTICLES OF INCORPORATION

         On November 11, 2003, the Board of Directors and the Majority Shareholders jointly approved the Amendment of the Articles of Incorporation to increase the authorized shares from 200,000,000 to 300,000,000.

         The Amendment was effectuated by amending the fourth article of our Articles of Incorporation to read as follows:

         300 million shares of common stock, $.00025 par value
         50 thousand shares of preferred stock Series A, $.001 par value 100 thousand shares of preferred stock Series B, $.001 par value.

         The corporate action described in the Amendment was taken on or about November 11, 2003 when the Company filed the Amendment with the Nevada Secretary of State. The Board of Directors believed that it was desirable to increase the number of shares of Common Stock that the Company is authorized to issue to ensure that the Company has sufficient shares of Common Stock to be used in connection with any future mergers and acquisitions, to raise additional capital through public offerings or private placements of Common Stock or securities convertible into additional authorized shares in connection with the exercise of stock options or outstanding convertible securities.

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

STOCK SPLIT

         Our Board of Directors believes that the Stock Split of its Common Stock is advisable and in the best interests of the Company and its stockholders. The Board of Directors and the Majority Stockholders hope that doing so will better enable us to raise capital in the future without diluting the shares of our current stockholders and will make our common stock more attractive to potential investors.

         The corporate action for the Stock Split was taken on July 26, 2004, however, under federal securities laws, the Stock Split will not be effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Stock Split will be on or about August 19, 2004.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our Common and Preferred Stock outstanding as of July 26, 2004 by (i) each of our directors, (ii) each of our executive officers,
(iii) each person who is known by us to own beneficially more than 5% of our common or preferred stock and (iv) all directors and officers as a group.

-------------------------------- ------------------------------ ----------------------------- --------------------
Name and Address of                                              Amount of
Beneficial Owner                 Title of Class                  Shares                       Percent of Class
-------------------------------- ------------------------------ ----------------------------- --------------------
George Gutierrez (2)             Common Stock                   3,071,100 shares (2)          1%
9000 Sheridan Street             Preferred Stock Series A(1)    10,000 shares(2)              50%
Pembroke Pines, FL 33204
-------------------------------- ------------------------------ ----------------------------- --------------------
Dean Ward (3)                    Common Stock                   4,368,700 shares(3)           1.5%
9000 Sheridan Street             Preferred Stock Series A(1)    10,000 shares(3)              50%
Pembroke Pines, FL
33204
-------------------------------- ------------------------------ ----------------------------- --------------------
All Executive Officers and       Common Stock                   7,439,800 shares              2.5%
Directors as a Group (2          Preferred Stock Series A(1)    20,000 shares                 100%
persons)
-------------------------------- ------------------------------ ----------------------------- --------------------


(1) Each share of Preferred Stock outstanding was entitled to 20,000 votes as of the record date.

(2) Mr. Gutierrez is the Chief Executive Officer and Director of the Company. This figure does not include 928,882 shares of the Company's issued and outstanding Common Stock that Kailuamana owns, and Mr. Gutierrez is considered a control person of Kailuamana, SA. This figure also does not include 500,000 of our pre-split Common shares that a company controlled by Mr. Guttierez is entitled to in the event we fail to repay a loan made by that company to us.

(3) Mr. Ward, Treasurer and Director of the Company, is a principal of Wye & Walsay, Ltd., which owns 2,076,482 shares of the Company's issued and outstanding Common Stock.


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

         As of the Record Date, we had outstanding 282,096,931 shares of Common Stock and 20,000 shares of Series A Preferred Stock.

         We also have a class of $.001 par value Series B Convertible Preferred Stock and have established 100,000 of authorized shares thereof. Each of said Series B Preferred shares is convertible into 1,000 shares of our Common Stock. 49,020 shares of the Series B Convertible Preferred Stock have been issued as of the date of this Information Statement, but all of these shares are non-voting and in escrow pending the repayment of a loan.

CHANGE IN CONTROL

         We do not believe that the actions taken by our Board of Directors and the Majority Stockholders will result in any change in control of the Company, nor are there currently in place any arrangements which are likely to bring about such a change in control.

EFFECT OF THE STOCK SPLIT AND THE AMENDMENT

         After the Stock Split becomes effective, we will have 300,000,000 shares of authorized Common Stock, par value $.00025, of which 2,820,969 will be outstanding. This change will not affect the relative rights or privileges of the holders of the currently outstanding Common Stock.

         There can be no assurances, nor can our Board of Directors predict, what effect, if any, the decrease in the number of outstanding Common Stock will have on the market price of the Common Stock.

NO DISSENTER'S RIGHTS

         Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Amendment to our Articles of Incorporation.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ George Guttierez
                                            -------------------------
                                            George Guttierez, Chief
                                            Executive Officer and
                                            Chairman of the Board


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